Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Restated 2012 Equity Incentive Plan of Silver Bay Realty Trust Corp. of our report dated February 25, 2016, with respect to the consolidated financial statements and schedule of Silver Bay Realty Trust Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
May 20, 2016